Exhibit 99.1

May 4th, 2016

Mr. Philip Marineau

Board Chairman and acting Chief Executive Officer

Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, CA 94065

Dear Phil:

Please accept this letter as formal notice of my decision to resign from the Board of Directors of Shutterfly, Inc. effective Thursday, May 5th, 2016. My decision is not due to a disagreement with the company on any matter related to its operations, policies or practices.

I have enjoyed working with all the members of the board and executive team. I believe Shutterfly’s best years remain firmly in front of it.

Sincerely,

/s/ Mario D. Cibelli

Mario D. Cibelli